       As filed with the Securities and Exchange Commission on August 27, 1997.
                                                   Registration No. ____________
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8


                          REGISTRATION STATEMENT UNDER THE
                                SECURITIES ACT OF 1933

                                      CNET, INC.
                (Exact name of registrant as specified in its charter)

            DELAWARE                            13-3696170
         -------------                       ---------------
     (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)         IDENTIFICATION NO.)

                                     150 CHESTNUT
                           SAN FRANCISCO, CALIFORNIA 94111
                                    (415) 395-7800

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                               _______________________

                          CNET, INC. 1997 STOCK OPTION PLAN


                               (Full title of the Plan)
                               _______________________

    HALSEY M. MINOR                      COPY TO:  JON L. MOSLE
    CHIEF EXECUTIVE OFFICER                        HUGHES & LUCE, L.L.P.
    CNET, INC.                                     1717 MAIN STREET, SUITE 2800
    150 CHESTNUT                                   DALLAS, TEXAS  75201
    SAN FRANCISCO, CALIFORNIA 94111
    (415) 395-7800
    (Name, address, and telephone number,
    including area code, of agent for service)
                               _______________________

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
TITLE OF EACH CLASS   AMOUNT     PROPOSED MAXIMUM PROPOSED MAXIMUM   AMOUNT OF
  OF SECURITIES       TO BE       OFFERING PRICE     AGGREGATE      REGISTRATION
TO BE REGISTERED   REGISTERED(1)   PER SHARE(2)   OFFERING PRICE(2)     FEE
--------------------------------------------------------------------------------
  Common Stock,
$0.0001 par value   1,000,000        $32.00          $32,000,000      $9,696.97
--------------------------------------------------------------------------------

1 Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to the antidilution provisions of the 1997 Stock Option Plan.

2 Calculated based upon an option price of $32.00 per share, which is the closing sale price of CNET common stock as reported by NASDAQ on August 22, 1997, in accordance with Rule 457.

                                        PART I

    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

    Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

    Not required to be filed with this Registration Statement.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents, which have been previously filed with the Securities and Exchange Commission (the "Commission") by CNET, Inc. (the "Company"), are incorporated by reference in this Registration Statement:

    (a) The Company's 1996 annual report on Form 10-KSB, which contains audited financial statements of the Company for the fiscal year ended December 31, 1996.

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

    (c) The description of the Company's common stock, par value $.0001 per share (the "Common Stock"), contained in Form 8-A filed June 26, 1996, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was an officer or a director of the Company or is or was serving at the request of the Company as a director or an officer of another entity shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL") against all expense, liability, and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors.

    Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    The Exhibits to this Registration Statement are listed in the Index to Exhibits on page 7 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 26, 1997.

                                          CNET, INC.


                                          By:    /s/ Shelby W. Bonnie*
                                             --------------------------------
                                             Shelby W. Bonnie
                                             Executive Vice President, Chief
                                             Operating Officer, Chief Financial
                                             Officer, Secretary and Director











*   Executed by David Overmyer by power of attorney dated April 16, 1997.

                                  INDEX TO EXHIBITS



 Exhibit Number                        Exhibit
--------------------------------------------------------------------------------

    4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration on Form SB-2, Registration No. 333-4752-LA)

    4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form SB-2, Registration No. 333-4752-LA)

    4.3 CNET, Inc. 1997 Stock Option Plan (incorporated by reference to the Company's proxy statement dated April 23, 1997)

    4.4* Certificate of Ownership and Merger of Gamecenter.com, Inc., Finder.com, Inc., Buyer.com, Inc., Virtual Software Library, Inc. into CNET, Inc.

    5.1*                Opinion of Hughes & Luce, L.L.P.

    23.1*               Consent of Hughes & Luce, L.L.P.
                        (Contained in Exhibit 5.1)

    23.2*               Consent of KPMG Peat Marwick L.L.P.

    24.1*               Power of Attorney

    * Filed herewith